Exhibit 10.18

AMENDMENT TO DPSP/START PLAN

Effective January 26, 2003, Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley DPSP/START Plan (the “DPSP/START Plan”) as follows:

1.    The second sentence of Section 8(d)(v) of the DPSP/START Plan shall be amended to read as follows:

“Without limiting the generality of the foregoing, (i) the Administrative Committee may from time to time prescribe rules of uniform application to those Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to ensure compliance with the conditions for exemption in Rule 16b-3 under such Section, and (ii) except as the Administrative Committee may otherwise provide in its sole discretion, no acquisition or disposition of allocated Morgan Stanley Stock at the direction of a Participant or Beneficiary may be effected unless directed by the Participant or Beneficiary at a time at which that particular Participant or Beneficiary would be permitted, under Morgan Stanley’s policies regarding insider trading by employees, to acquire or dispose, respectively, of Morgan Stanley Stock owned by such Participant or Beneficiary other than under the Plan.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 23rd day of January, 2003.

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ MICHAEL T. CUNNINGHAM